NEXUS BIOPHARMA INC.

Unaudited Pro Forma Combined Balance Sheets

As of February 29, 2016

						Pro Forma
				Pro Forma		Adjusted
	NEXUS	NBP		Adjustments	Notes	Combined\Totals
ASSETS

Cash	$-	$9,925		$-		$9,925
Total Current Assets	-	9,925		-		9,925

TOTAL ASSETS	$-	$9,925		$-		$9,925

LIABILITIES AND STOCKHOLDERS' DEFICIT

Accounts payable and accrued expenses	$25,947	$735,606	$			$761,553
Advances from related parties	59,470	-		-		59,470
Total Current Liabilities	85,417	735,606				821,023

Convertible notes payable - net of unamortized debt discount of $18,888	-	41,111		-		41,111
Total Long Term Liabilities	-	41,111		-		41,111
						-
TOTAL LIABILITIES	85,417	776,717		-		862,134

Common stock, $0.001 par value 750,000,000 shares authorized, 63,800,000 shares issued and outstanding	63,800	65		435	(A)	64,300
Additional paid-in-capital	41,900	1,841,490		(191,552)	(A)	1,691,838
Accumulated deficit	(191,117)	(2,608,347)		191,117	(A)	(2,608,347)
Total Stockholders' Deficit	(85,417)	(766,792)		-		(852,209)

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT	$-	$9,925		$-		$9,925

NEXUS BIOPHARMA, INC.

Unaudited Pro Forma Combined Statements of Operations

For the year ended February 29, 2016

					Pro Forma
			Pro Forma		Adjusted
	NEXUS	NBP	Adjustments	Notes	Combined\Totals

REVENUE	$-	$-	$-		$-

OPERATING EXPENSES
General and administrative	41,846	917,958	-		959,804
Research and development	-	233,835	-		233,835

Total Operating Expenses	41,846	1,151,793	-		1,193,639

OTHER INCOME (EXPENSE)
Interest income (expense), net	-	(1,111)	-		(1,111)

NET LOSS	$(41,846)	$(1,152,904)	$-		$(1,194,750)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(1.17)	-		$(0.02)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	63,800,000	989,280	(489,280)	(A)	64,300,000

NEXUS BIOPHARMA, INC.

Notes to Unaudited Pro Forma Financial Statements

February 29, 2016

Overview and Basis of Presentation

On May 17, 2016, Nexus Biopharma, Inc. (NBP) entered into an Agreement and Plan of Reorganization (“Merger Agreement”) by and among (i) the Nexus Bio Pharma, Inc. (Nexus) a Nevada corporation, (ii) Nexus Bio Pharma  Inc. (NBP), a Delaware corporation, (iii) the principal shareholders of Nexus (the “Nexus Shareholders”) and (iv) the shareholders of NBP the “(NBP Shareholders”).  The Merger Agreement closed on June 9, 2016.  Pursuant to the terms of the Merger Agreement: (1) the  Shareholders of NBP transferred to the Company all of the shares of NBP held by such shareholders in exchange for the issuance of 36,000,000 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Share Exchange”).

The unaudited pro forma combined financial statements combine the historical financial information of NBP (the “Target”) with the historical financial information of Nexus (the “Company”).

The following unaudited pro forma combined financial statements are based on the historical financial statements of Target after giving effect to the reverse merger with the Company. The reverse merger is accounted for as a recapitalization in the pro forma combined financial statements. As a result, the Target is considered the acquirer for accounting and financial reporting purposes. The equity structure of the Target is restated using the exchange ratio established in the acquisition agreement to reflect the number of shares the Company issued in the reverse acquisition. The unaudited pro forma combined financial statements are presented assuming the reverse merger had occurred on February 29, 2016 (as to the balance sheet) and on March 1, 2015 (as to the income statement). The historical financial information has been adjusted to give effect to pro forma events that are both directly attributable to the reverse merger agreement and are factually supportable. You should read this information in conjunction with the:

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Accompanying notes to the unaudited pro forma combined financial statements contained herein.

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Separate historical audited financial statements of Nexus as of December 31, 2015 and 2014 and for the years then ended included in the Company’s 10K filed with the Securities and Exchange Commission on March 28, 2016.

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Separate historical audited financial statements of the NBP as of February 29, 2016 and February 28, 2015and for the years then ended, included elsewhere in this Form 8-K.

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Management’s discussion and analysis of financial condition and results of operations and “Risk Factors” included elsewhere in this Form 8-K.

The unaudited pro forma combined financial statements are presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the transaction been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company after completion of the merger.

The pro forma financial statements have been prepared assuming that the reverse merger is accounted for as a capital transaction. This accounting treatment is preliminary and subject to change once the Company completes its evaluation of the accounting for the transaction. As a result, the actual accounting for this transaction may differ significantly from this pro forma presentation.

NEXUS BIOPHARMA, INC.

Notes to Unaudited Pro Forma Financial Statements

February 29, 2016

Pro Forma Adjustments - Note A

On May 17, 2016, the Company entered into an Agreement and Plan of Reorganization (“Merger Agreement”) by and among Nexus Bio Pharma, Inc. a Nevada corporation (Nexus), Nexus BioPharma Inc. a Delaware corporation (“NBP”) and Nexus Acquisition Corp. (“Acquisition Corp.”), a Delaware corporation and wholly owned subsidiary of Nexus. The Merger Agreement closed on June 9, 2016 and resulted in the following:

•

Acquisition Corp. merged with NBP with the latter as the surviving company in the merger.  NBP shall continue its corporate existence under the name “Nexus Biopharma Corporation”.

•

Each share of common stock of NBP prior to the merger converted into 4.8552632 shares of common stock, par value $0.001 per share, of Nexus.  Nexus then cancelled 35,500,000 shares of its common stock that were outstanding prior to the merger.

•

NBP assumed all of the existing liabilities of Nexus.

The transaction is accounted for as a reverse acquisition and NBP is considered the accounting acquirer for financial reporting purposes.